EXHIBIT 99.1

Press Release

For Immediate Release

BioNexus Gene Lab Corporation announces entry into Biogas Sector via Teaming Agreement with Protech Builders Sdn. Bhd.

Kuala Lumpur, Malaysia – September 25, 2024 – MRNA Scientific Sdn. Bhd. (“MRNA”), a subsidiary of BioNexus Gene Lab Corp. (Nasdaq: BGLC, the “Company”), and Protech Builders Sdn. Bhd. (“Protech”), a leading mechanical and electrical engineering construction firm in Malaysia, are pleased to announce the signing of a strategic teaming agreement (the “Agreement”) to jointly develop and operate biogas plants across Malaysia. This collaboration marks a significant step in both companies’ efforts to contribute to Malaysia’s growing renewable energy sector, particularly in the generation of biogas from plantation wastewater.

Strategic Collaboration for Sustainable Growth

Under this three-year Agreement, Protech and MRNA will pool their resources and expertise to identify, market, and execute biogas projects that convert plantation and agricultural wastewater into renewable energy. Protech and MRNA have agreed to together make an initial financial contribution of up to RM1,000,000 (Approx. USD 235,000) to fund feasibility studies and other project development activities.

The partnership will leverage the Company’s extensive market knowledge and chemical raw material expertise, along with Protech’s proven capabilities in mechanical and electrical engineering. Protech holds a G7 construction license, the highest grade issued by the Construction Industry Development Board (CIDB) Malaysia, which allows them to undertake projects of any size and value without limitations. With over 20 years of experience and a portfolio of more than 300 successfully completed projects across Malaysia, including biogas facilities and power transmission systems, Protech is uniquely positioned to ensure the technical success and timely completion of these projects.

Projected Revenue and Growth Potential

The biogas market in Malaysia presents substantial growth opportunities. With the combined strengths of our Company and Protech, we anticipate securing multiple biogas projects over the next three years, ranging from small to large-scale installations.

A Step Toward a Sustainable Future

“This teaming agreement represents a strategic alignment of our strengths,” said Sam Tan, CEO of BioNexus Gene Lab Corp. “By combining the Company’s market insights and Protech’s engineering expertise, we are well-positioned to capitalize on the growing demand for biogas solutions in Malaysia. This partnership not only supports our mission to contribute to a sustainable future but also enhances our revenue generation capabilities.”

CW Wong, CEO of Protech Builders, added, “We are excited to partner with BGLC to develop biogas plants that will bring lasting environmental and economic benefits to Malaysia. Our extensive experience in constructing complex engineering systems, including biogas facilities and power transmission, combined with our G7 license, ensures that we can deliver top-quality projects that meet the highest industry standards.”

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. is an emerging Biotech company and a leading supplier of chemical raw materials in Southeast Asia.  Through its subsidiaries, BGLC operates in the Biotech and Chemical Supply Industries throughout Southeast Asia.

For more information, please visit www.bionexusgenelab.com.

About Protech Builders Sdn. Bhd.

Protech Builders Sdn. Bhd. is a renowned mechanical and electrical engineering firm in Malaysia, specializing in the installation, commissioning, and maintenance of complex engineering systems.

For more information, please visit www.protech.my.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the growth of the biotech industry in Malaysia and the other markets the Company serves or plans to serve; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the other markets the Company serves or plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the Securities and Exchange Commission (the “SEC”).  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Contact Information:

Investor Relations

BioNexus Gene Lab Corp

Email: ir@bionexusgenelab.com

2